Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a “Signatory”) of Provident New York Bancorp, a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitutes and appoints Jack L. Kopnisky, Stephen V. Masterson and Daniel G. Rothstein (each, an “Agent,” and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), the registration statement relating to shelf registration of $75 million of the Corporation’s securities on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

SIGNATURE:	TITLE:	DATE:

/s/ Jack L. Kopnisky Jack L. Kopnisky	President, Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2012

/s/ Stephen V. Masterson Stephen V. Masterson	Executive VP, Chief Financial Officer (Principal Financial and Accounting Officer)	February 16, 2012

/s/ William F. Helmer William F. Helmer	Director — Chairman of the Board	February 16, 2012

/s/ Dennis L. Coyle Dennis L. Coyle	Director	February 16, 2012

/s/ Navy E. Djonovic Navy E. Djonovic	Director	February 16, 2012

/s/ Thomas F. Jauntig Jr. Thomas F. Jauntig Jr.	Director	February 16, 2012

/s/ Thomas Graham Kahn Thomas Graham Kahn	Director	February 16, 2012

/s/ R. Michael Kennedy R. Michael Kennedy	Director	February 16, 2012

/s/ Victoria Kossover Victoria Kossover	Director	February 16, 2012

/s/ Donald T. McNelis Donald T. McNelis	Director	February 16, 2012

/s/ Carl J. Rosenstock Carl J. Rosenstock	Director	February 16, 2012

/s/ Burt B. Steinberg Burt B. Steinberg	Director	February 16, 2012

/s/ George L. Strayton George L. Strayton	Director	February 16, 2012